UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) August 17, 2004

Commission File Number 1-9947

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-0853807
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

5 Waterside Crossing Windsor, Connecticut	06095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-9692

Item 7.  Financial Statements and Exhibits.

(c)	Exhibits

99.1	News Release titled “TRC Fourth Quarter Net Income Increased 44% to $0.25 Per Share”, dated August 12, 2004.

Item 9.  Regulation FD Disclosure.

The information contained in this Item 9 of this Current Report is being furnished pursuant to Item 12 of Form 8-K in accordance with SEC Release Nos. 33.8216 and 34-37583.

On August 12, 2004, TRC Companies, Inc. issued a news release announcing its financial results for the fourth quarter and fiscal year ended June 30, 2004.  A copy of that news release is attached hereto as Exhibit 99.1.  This information shall be deemed “filed” for purposes of the Securities and Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 17, 2004		TRC Companies, Inc.

		By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and Chief Financial Officer